Exhibit 10.2

                             MASTER LEASE AGREEMENT


                                     BETWEEN


                        PENNSYLVANIA BCC PROPERTIES, INC.

                             HCN BCC HOLDINGS, INC.


                                       AND


                        BALANCED CARE TENANT (HCN), INC.


                                 January 1, 2002



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                                TABLE OF CONTENTS

SECTION                                                                                                               PAGE
ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS................................................................       1
         1.1          Leased Property............................................................................       1
         1.2          Indivisible Lease..........................................................................       1
         1.3          Term.......................................................................................       2
         1.4          Definitions................................................................................       2
         1.5          Landlord As Agent..........................................................................      14

ARTICLE 2:  RENT.................................................................................................      14
         2.1          Base Rent..................................................................................      14
         2.2          Increase of Lease Rate and Base Rent.......................................................      15
                      2.2.1       Rent Adjustments - Additional Lease Advances...................................      15
         2.3          Additional Rent............................................................................      15
         2.4          Payment of Rent............................................................................      15
         2.5          Net Lease..................................................................................      16
         2.6          No Termination, Abatement, Etc.............................................................      16
         2.7          Computational Method.......................................................................      17

ARTICLE 3:  IMPOSITIONS AND UTILITIES............................................................................      17
         3.1          Payment of Impositions.....................................................................      17
         3.2          Definition of Impositions..................................................................      18
         3.3          Escrow of Impositions......................................................................      19
         3.4          Utilities..................................................................................      19
         3.5          Discontinuance of Utilities................................................................      20
         3.6          Business Expenses..........................................................................      20
         3.7          Permitted Contests.........................................................................      20

ARTICLE 4:  INSURANCE............................................................................................      21
         4.1          Property Insurance.........................................................................      21
         4.2          Liability Insurance........................................................................      22
         4.3          Builder's Risk Insurance...................................................................      23
         4.4          Insurance Requirements.....................................................................      23
         4.5          Replacement Value..........................................................................      24
         4.6          Blanket Policy.............................................................................      24
         4.7          No Separate Insurance......................................................................      24
         4.8          Waiver of Subrogation......................................................................      25
         4.9          Mortgages..................................................................................      25
         4.10         Escrows....................................................................................      25

ARTICLE 5:  INDEMNITY............................................................................................      26
         5.1          Tenant's Indemnification...................................................................      26
                      5.1.1       Notice of Claim................................................................      27
                      5.1.2       Survival of Covenants..........................................................      27
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                                      (i)
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
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
                      5.1.3       Reimbursement of Expenses......................................................      27
         5.2          Environmental Indemnity; Audits............................................................      27
         5.3          Limitation of Landlord's Liability.........................................................      28

ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES.......................................................................      28
         6.1          Use of Leased Property.....................................................................      28
         6.2          Acceptance of Leased Property..............................................................      28
         6.3          Conditions of Use and Occupancy............................................................      29

ARTICLE 7:  MAINTENANCE AND MECHANICS' LIENS.....................................................................      29
         7.1          Maintenance................................................................................      29
         7.2          Required Alterations.......................................................................      30
         7.3          Mechanic's Liens...........................................................................      30
         7.4          Replacements of Fixtures and Landlord's Personal Property..................................      31

ARTICLE 8:  DEFAULTS AND REMEDIES................................................................................      32
         8.1          Events of Default..........................................................................      32
         8.2          Remedies...................................................................................      34
         8.3          Right of Set-Off...........................................................................      38
         8.4          Performance of Tenant's Covenants..........................................................      39
         8.5          Late Payment Charge........................................................................      39
         8.6          Interest...................................................................................      39
         8.7          Attorneys' Fees............................................................................      39
         8.8          Escrows and Application of Payments........................................................      40
         8.9          Remedies Cumulative........................................................................      40
         8.10         Waivers....................................................................................      40

ARTICLE 9:  DAMAGE AND DESTRUCTION...............................................................................      41
         9.1          Notice of Casualty.........................................................................      41
         9.2          Substantial Destruction....................................................................      41
         9.3          Partial Destruction........................................................................      43
         9.4          Restoration................................................................................      43
         9.5          Insufficient Proceeds......................................................................      44
         9.6          Not Trust Funds............................................................................      44
         9.7          Landlord's Inspection......................................................................      44
         9.8          Landlord's Costs...........................................................................      45
         9.9          No Rent Abatement..........................................................................      45

ARTICLE 10:  CONDEMNATION........................................................................................      45
         10.1         Total Taking...............................................................................      45
         10.2         Partial Taking.............................................................................      45
         10.3         Condemnation Proceeds Not Trust Funds......................................................      46

ARTICLE 11:  TENANT'S PROPERTY...................................................................................      46
         11.1         Tenant's Property..........................................................................      46
         11.2         Requirements for Tenant's Property.........................................................      46

                                      (ii)

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
ARTICLE 12:  RENEWAL OPTIONS.....................................................................................      48
         12.1         Renewal Options............................................................................      48
         12.2         Effect of Renewal..........................................................................      48
         12.3         Effect of Non-Renewal or Expiration of Lease...............................................      50

ARTICLE 13:  OPTION TO PURCHASE..................................................................................      50
         13.1         Option to Purchase.........................................................................      50
         13.2         Option Price...............................................................................      50
         13.3         Fair Market Value..........................................................................      51
         13.4         Closing....................................................................................      53
         13.5         Failure to Close Option....................................................................      53
         13.6         Failure to Exercise Option to Purchase and Renewal Option..................................      53
         13.7         Early Option Periods.......................................................................      54
                      13.7.1      First Early Option Period......................................................      54
                      13.7.2      Second Early Option Period.....................................................      54
                      13.7.3      Option Price...................................................................      55
         13.8         Assignment.................................................................................      55

ARTICLE 14:  NEGATIVE COVENANTS..................................................................................      55
         14.1         No Debt....................................................................................      55
         14.2         No Liens...................................................................................      55
         14.3         No Guaranties..............................................................................      56
         14.4         No Transfer................................................................................      56
         14.5         No Dissolution.............................................................................      56
         14.6         No Change in Management or Operation.......................................................      56
         14.7         No Investments.............................................................................      56
         14.8         Contracts..................................................................................      57
         14.9         Subordination of Payments to Affiliates....................................................      57
         14.10        Change of Location or Name.................................................................      57

ARTICLE 15:  AFFIRMATIVE COVENANTS...............................................................................      57
         15.1         Perform Obligations........................................................................      57
         15.2         Proceedings to Enjoin or Prevent Construction..............................................      57
         15.3         Documents and Information..................................................................      58
                      15.3.1      Furnish Documents..............................................................      58
                      15.3.2      Furnish Information............................................................      58
                      15.3.3      Further Assurances and Information.............................................      58
                      15.3.4      Material Communications........................................................      59
                      15.3.5      Requirements for Financial Statements..........................................      59
         15.4         Compliance With Laws.......................................................................      59
         15.5         Broker's Commission........................................................................      60
         15.6         Existence and Change in Ownership..........................................................      60
         15.7         Financial Covenants........................................................................      60
                      15.7.1      Definitions....................................................................      60
                      15.7.2      Rent Coverage Ratio............................................................      61
                      15.7.3      Aggregate Cash Flow Benchmarks.................................................      61
         15.8         Facility Licensure and Certification.......................................................      62
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                                     (iii)
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
         15.9         Transfer of License and Facility Operations................................................      62
                      15.9.1      Licensure......................................................................      62
                      15.9.2      Facility Operations............................................................      63
                      15.9.3      Power of Attorney..............................................................      63
         15.10        Bed Operating Rights.......................................................................      64

ARTICLE 16:  ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS........................................................      64
         16.1         Prohibition on Alterations and Improvements................................................      64
         16.2         Approval of Alterations....................................................................      64
         16.3         Permitted Alterations......................................................................      65
         16.4         Requirements for Permitted Alterations.....................................................      65
         16.5         Ownership and Removal of Permitted Alterations.............................................      66
         16.6         Minimum Qualified Capital Expenditures.....................................................      66
         16.7         Signs......................................................................................      67

ARTICLE 17:  [RESERVED]..........................................................................................      67

ARTICLE 18:  ASSIGNMENT AND SALE OF LEASED PROPERTY..............................................................      67
         18.1         Prohibition on Assignment and Subletting...................................................      67
         18.2         Requests for Landlord's Consent to Assignment, Sublease or Management Agreement............      68
         18.3         Agreements with Residents..................................................................      69
         18.4         Sale of Leased Property....................................................................      70
         18.5         Assignment by Landlord.....................................................................      70

ARTICLE 19:  HOLDOVER AND SURRENDER..............................................................................      70
         19.1         Holding Over...............................................................................      70
         19.2         Surrender..................................................................................      71
         19.3         Indemnity..................................................................................      71

ARTICLE 20:  LETTER OF CREDIT....................................................................................      71
         20.1         Terms of Letter of Credit..................................................................      71
         20.2         Replacement Letter of Credit...............................................................      71
         20.3         Draws......................................................................................      72
         20.4         Substitute Letter of Credit................................................................      72
         20.4         Return of Letter of Credit.................................................................      73

ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES................................      73
         21.1         Quiet Enjoyment............................................................................      73
         21.2         Subordination..............................................................................      73
         21.3         Attornment.................................................................................      74
         21.4         Estoppel Certificates......................................................................      74

ARTICLE 22:  REPRESENTATIONS AND WARRANTIES......................................................................      76
         22.1         Organization and Good Standing.............................................................      76
         22.2         Power and Authority........................................................................      76
         22.3         Enforceability.............................................................................      76

                                      (iv)

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
         22.4         Government Authorizations..................................................................      76
         22.5         Financial Statements.......................................................................      77
         22.6         Condition of Facility......................................................................      77
         22.7         Compliance with Laws.......................................................................      77
         22.8         No Litigation..............................................................................      78
         22.9         Consents...................................................................................      78
         22.10        No Violation...............................................................................      78
         22.11        Reports and Statements.....................................................................      79
         22.12        ERISA......................................................................................      79
         22.13        Chief Executive Office.....................................................................      79
         22.14        Other Name or Entities.....................................................................      79
         22.15        Parties in Possession......................................................................      80
         22.16        Access.....................................................................................      80
         22.17        Utilities..................................................................................      80
         22.18        Condemnation and Assessments...............................................................      80
         22.19        Zoning.....................................................................................      80
         22.20        Pro Forma Statement........................................................................      81
         22.21        Environmental Matters......................................................................      81
         22.22        Leases and Contracts.......................................................................      82
         22.23        No Default.................................................................................      82
         22.24        Tax Status.................................................................................      82

ARTICLE 23: RESERVED.............................................................................................      82

ARTICLE 24:  SECURITY INTEREST...................................................................................      82
         24.1         Collateral.................................................................................      82
         24.2         Additional Documents.......................................................................      83
         24.3         Notice of Sale.............................................................................      84
         24.4         Recharacterization.........................................................................      84

ARTICLE 25:  MISCELLANEOUS.......................................................................................      84
         25.1         Notices....................................................................................      84
         25.2         Advertisement of Leased Property...........................................................      85
         25.3         Entire Agreement...........................................................................      85
         25.4         Severability...............................................................................      85
         25.5         Captions and Headings......................................................................      85
         25.6         Governing Law..............................................................................      85
         25.7         Memorandum of Lease........................................................................      86
         25.8         Waiver.....................................................................................      86
         25.9         Binding Effect.............................................................................      86
         25.10        No Offer...................................................................................      86
         25.11        Modification...............................................................................      86
         25.12        Landlord's Modification....................................................................      87
         25.13        No Merger..................................................................................      87
         25.14        Laches.....................................................................................      87
         25.15        Limitation on Tenant's Recourse............................................................      87
         25.16        Construction of Lease......................................................................      87
         25.17        Counterparts...............................................................................      88
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                                      (v)
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
         25.18        Lease Guaranty.............................................................................      88
         25.19        Custody of Escrow Funds....................................................................      88
         25.20        Landlord's Status as a REIT................................................................      88
         25.21        Exhibits...................................................................................      88
         25.22        WAIVER OF JURY TRIAL.......................................................................      88
         25.23        CONSENT TO JURISDICTION....................................................................      88
         25.24        Attorney's Fees and Expenses...............................................................      89
         25.25        Survival...................................................................................      89
         25.26        Time.......................................................................................      90
         25.27        Manager....................................................................................      90
         25.28        Company....................................................................................      90
         25.29        Access to Records..........................................................................      90
         25.30        Granting of Easements and Rights-of-Way....................................................      91



SCHEDULE 1:              INITIAL RENT SCHEDULE

EXHIBIT A:          LEGAL DESCRIPTIONS

EXHIBIT B:          PERMITTED EXCEPTIONS

EXHIBIT C:          FACILITY INFORMATION

EXHIBIT D:          LANDLORD'S PERSONAL PROPERTY

EXHIBIT E:          DOCUMENTS TO BE DELIVERED

EXHIBIT F:          TENANT'S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT G:          GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT H:          PENDING LITIGATION

EXHIBIT I:          LIST OF LEASES AND CONTRACTS

EXHIBIT J:          METHOD OF CALCULATING DEPRECIATED BOOK VALUE

EXHIBIT K:          AGGREGATE CASH FLOW BENCHMARKS

EXHIBIT L:          [INTENTIONALLY DELETED]

EXHIBIT M:          COVENANT EXCEPTIONS

EXHIBIT N:          OTHER NAMES OR ENTITIES

                                      (vi)

                             MASTER LEASE AGREEMENT


                  This Master Lease Agreement ("Lease") is made effective as of January 1, 2002 (the "Effective Date") between PENNSYLVANIA BCC PROPERTIES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania ("HCRI - PA/BCC" and a "Landlord" as further defined in Section1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCN BCC HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("HCRI - HCN/BCC" and a "Landlord" as further defined in Section1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, and BALANCED CARE TENANT (HCN), INC., a corporation organized under the laws of the State of Delaware ("Tenant"), having its chief executive office located at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055.

                                 R E C I T A L S

                  A. HCRI - PA/BCC, HCRI - HCN/BCC, and Health Care REIT, Inc. ("HCRI") previously entered into leases with Affiliates of Tenant for the Facility (defined below). As a result of Events of Default occurring under such leases, HCRI - PA/BCC, HCRI - HCN/BCC, and HCRI terminated the leases. Subsequently, Balanced Care Corporation and HCRI entered into the Commitment (defined below). Under the Commitment, the parties agreed to enter into a new master lease between Landlord and Tenant for the Facility with Tenant then entering into management agreements with the current licensed operators of each Facility.

                  B. Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

                  NOW, THEREFORE, Landlord and Tenant agree as follows:

                ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

                  1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.

                  1.2 Indivisible Lease. This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated) all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default with respect to any Leased Property or Facility is an Event of Default as to the entire Leased Property except as expressly provided herein. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular, but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby. The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non-severable nature of this Lease. The parties may amend this Lease from time to time to include or remove one or more Facility Properties as part of the Leased Property and such future addition to or removal of a portion of the Leased Property shall not in any way change the indivisible and non-severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

                  1.3 Term. The initial term ("Initial Term") of this Lease commences on the Effective Date and expires at 12:00 Midnight Eastern Time on December 31, 2016 (the "Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] that any addition to the Leased Property pursuant to amendment of this Lease shall extend the Initial Term so that the Initial Term shall expire on the Amended Expiration Date as set forth in such amendment.

                  1.4 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein," "hereof," and

"hereunder" and similar words refer to this Lease as a whole and not to any particular section.

                  "ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C.Section12101, et seq.

                  "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant or Company. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Affiliate" includes, without limitation, each Company.

                  "Aggregate Cash Flow" has the meaning set forth in
Section 15.7.1(b).

                  "Aggregate Cash Flow Benchmarks" has the meaning set forth in
Section 15.7.3.

                  "Allocated Lease Amount" means the portion of the Lease Amount allocated to a specific Facility as set forth on the attached Exhibit C.

                  "Amended Expiration Date" means the Expiration Date as amended pursuant to the most recent amendment of this Lease in effect at such time.

                  "Annual Company Budget" means Company's projection of its financial statement for the next fiscal year.

                  "Annual Facility Budget" means Tenant's projection of the Facility Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable).

                  "Annual Financial Statements" means [i] for Tenant, an unaudited balance sheet and statement of income; [ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year; [iii] for each Manager, if such Manager is or includes a corporation, partnership or limited liability company, an unaudited balance sheet and statement of income for the most recent fiscal year; and [iv] for Company, an audited balance sheet and statement of income for the most recent fiscal year with consolidating schedules.

                  "Bankruptcy Code" means the United States Bankruptcy Code set forth in 11 U.S.C. Section 101, et. seq., as amended from time to time.

                  "Base Rent" has the meaning set forth in Section 2.1, as increased from time to time pursuant to Section 2.2.

                  "BCC Obligations" means all payment and performance obligations of Tenant, Manager and Company to Landlord or any Landlord Affiliate, including, but not limited to, all obligations under this Lease, any loans extended to Tenant, Manager or Company by Landlord or any Landlord Affiliate and all documents executed by Tenant, Manager or Company in connection with this Lease, or any loan or any other obligation in favor of Landlord or any Landlord Affiliate. BCC Obligations do not include the loans assigned by HCRI and Landlord to IPC.

                  "Business Day" means any day other than a Saturday, Sunday, or national holiday.

                  "Cash Flow Cure Period" has the meaning set forth in
Section 15.7.4.

                  "Cash Flow Default" has the meaning set forth in Section 20.1.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "Closing" means the closing of the lease of the Leased Property to Tenant.

                  "Collateral" has the meaning set forth in Section 24.1.

                  "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.

                  "Commitment" means the Master Lease Offer dated as of December 21, 2001.

                  "Company" means Balanced Care Corporation, a corporation organized under the laws of the State of Delaware.

                  "Coverage Amount" has the meaning set forth in
Section 15.7.2(b).

                  "CPI" means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1998-2000=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

                  "DBV" has the meaning set forth in Section 13.7.2.

                  "Early Option Periods" has the meaning set forth in
Section 13.7.

                  "Effective Date" means the date of this Lease.

                  "Environmental Laws" means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

                  "Event of Default" has the meaning set forth in Section 8.1.

                  "Expiration Date" has the meaning set forth in Section 1.3.

                  "Extended Term" has the meaning set forth in Section 12.3(a).

                  "Facility" means each facility located on a portion of the Land, including the Facility Property associated with such Facility. References in this Lease to "the Facility" shall mean each Facility individually unless expressly stated otherwise.

                  "Facility Financial Statement" means a financial statement for each Facility which shall include the balance sheet, statement of income, occupancy census data (including payor mix), and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

                  "Facility Name" means the name under which a Facility has done business during the Term. The Facility Name in use by each Facility on the Effective Date is set forth on the attached Exhibit C.

                  "Facility Property" means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord's Personal Property with respect to such Facility.

                  "Facility State" means the State in which a respective Facility is located.

                  "Facility States" means, collectively, the States in which the Leased Property is located.

                  "Facility Uses" means the uses relating to the operation of a Facility as a facility of the type and operating the number of beds and units set forth on Exhibit C with respect to such Facility.

                  "Fair Market Value" has the meaning set forth in Section13.3.

                  "Financial Statements" means [i] the annual, quarterly and year to date financial statements of Tenant and Company; and [ii] all operating statements for each Facility, that were submitted to Landlord prior to the Effective Date.

                  "First Early Option Period" has the meaning set forth in Section13.7.1.

                  "Fixtures" means all permanently affixed equipment, machinery, fixtures and other permanently affixed items of real and/or personal property (excluding Landlord's Personal Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

                  "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

                  "Guarantor" means Company and Manager, individually and collectively.

                  "Guaranty" means the Unconditional and Continuing Lease Guaranty entered into by Guarantor to guarantee payment and performance of the BCC Obligations and any amendments thereto or substitutions or replacements therefor.

                  "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "regulated substance," "solid waste," or "pollutant" as defined in any Environmental Law.

                  "HCRI" means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

                  "HCRI - HCN/BCC" means HCN BCC Holdings, Inc., a corporation organized under the laws of the State of Delaware.

                  "HCRI - PA/BCC" means Pennsylvania BCC Holdings, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania.

                  "HIPDB" means the Healthcare Integrity and Protection Data Bank maintained by the Department of Health and Human Services.

                  "Impositions" has the meaning set forth in Section 3.2.

                  "Improvements" means all buildings, structures, Fixtures and other improvements of every kind on the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon the Land.

                  "Increaser Rate" means 20 basis points for any Lease Year in which the CPI increases by less than 20% and 30 basis points for all other Lease Years.

                  "Initial Lease Advance" means $26,201,082.00.

                  "Initial Term" has the meaning set forth in Section 1.3.

                  "IPC" means IPC Advisors S.a.r.l., a corporation organized under the laws of Luxembourg.

                  "Issuer" means a financial institution, reasonably satisfactory to Landlord issuing a Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher at all times throughout the Term.

                  "Land" means the real property described in Exhibit A attached hereto.

                  "Landlord" means HCRI-PA/BCC and HCRI-HCN/BCC, individually and collectively.

                  "Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Landlord Affiliate" includes, without limitation, HCRI Texas Properties, Ltd., HCRI Pennsylvania Properties, Inc., HCRI Nevada Properties, Inc., HCRI Properties, Inc., HCRI North Carolina Properties, LLC, HCRI Louisiana Properties, L.P., HCRI Indiana Properties, LLC, HCRI

Massachusetts Properties Trust, HCRI Massachusetts Properties Trust II, and
HCRI.

                  "Landlord's Personal Property" means all Personal Property owned by Landlord on the Effective Date, including, without limitation, all personal property listed on the attached Exhibit D, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term.

                  "Lease" means this Master Lease Agreement, as amended from time to time.

                  "Lease Advance" means any advance of funds by Landlord to Tenant pursuant to the terms of this Lease.

                  "Lease Advance Amount" means the amount of any Lease Advance. The first Lease Advance Amount is the Lease Amount on the Effective Date.

                  "Lease Advance Date" means the date on which Landlord makes a Lease Advance.

                  "Lease Amount" is an aggregate concept and means the sum of the Lease Advance Amounts outstanding at the applicable time. As of the Effective Date, the Lease Amount is $26,201,082.00.

                  "Lease Documents" means this Lease and all documents executed by Landlord and Tenant relating to this Lease or the Facility.

                  "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

                  "Lease Rate" means the annual rate used to determine Base Rent for each Lease Advance. The Lease Rate is 10.61%, computed using the 365/360 method. The Lease Rate includes any accrued Increaser Rate. On the Renewal Date, the Lease Rate will be the Renewal Rate.

                  "Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

                  "Leased Property" means all of the Land, Improvements, Related Rights and Landlord's Personal Property.

                  "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs.

                  "Letter of Credit" means, individually and collectively, any irrevocable and transferable Letter of Credit issued by Issuer in favor of Landlord in a form acceptable to Landlord that may be delivered to Landlord pursuant to the terms of SectionSection15.7.2(b) or 15.7.3(b) of this Lease, and any amendments thereto or replacements or substitutions therefor.

                  "Licensed Operator" means the Manager that holds the license to operate a Facility as shown on Exhibit C.

                  "Manager" means Financial Care Investors of Lebanon, LLC, Balanced Care at Lebanon, Inc., Financial Care Investors of Loyalsock, LLC, Balanced Care at Loyalsock, Inc., Financial Care Investors of Sagamore Hills, LLC, Balanced Care at Sagamore Hills, Inc., and Balanced Care at Saxonburg, Inc., Balanced Care at Bloomsburg II, Inc., individually and collectively. References in this Lease to "Manager" shall mean each Manager individually and shall relate to such Manager's respective Facility unless expressly stated otherwise. Exhibit C contains a listing of each Manager and the Facility it manages.

                  "Material Obligation" means [i] any indebtedness of Tenant or Manager secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement of Tenant or

Manager that is material to the construction or operation of the Facility or that is material to Tenant's business or financial condition, in each case, taken as a whole; [iii] any indebtedness (excluding loans assigned by HCRI and Landlord to IPC) or capital lease of Tenant or Manager that has an outstanding principal balance or obligation of at least $100,000.00 and any agreement relating thereto; [iv] any indebtedness or lease of Manager that has an outstanding principal balance or obligation of at least $250,000.00; [v] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [vi] any material sublease of the Leased Property, exclusive of occupancy agreements with residents of the Leased Property.

                  "Monetary Default" has the meaning set forth in Section 20.1.

                  "Net Worth" has the meaning set forth in Section 15.7.1.

                  "Ohio Facility" means each Facility located in the State of Ohio.

                  "Option Price" has the meaning set forth in Section 13.2.

                  "Option to Purchase" has the meaning set forth in Section
13.1.

                  "Organization State" means the State in which an entity is incorporated.

                  "Organizational Documents" means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the Organization State, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the Organization State, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

                  "Overdue Rate" has the meaning set forth in Section 8.6.

                  "Pennsylvania Facility" means each Facility located in the Commonwealth of Pennsylvania.

                  "Periodic Financial Statements" means [i] for Tenant, an unaudited balance sheet and statement of income of Tenant for the most recent quarter; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month; and [iii] for Guarantor, if Guarantor is or includes a corporation, partnership, or limited liability company, an unaudited balance sheet and statement of income of Guarantor for the most recent quarter.

                  "Permitted Exceptions" means all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Effective Date, including, without limitation, [i] the exceptions to title set forth on Exhibit B attached hereto; [ii] any sublease of any portion of the Leased Property made in complete accordance with Article 18; and [iii] any easements or rights of way made in accordance with Section 25.32.

                  "Permitted Liens" means [i] liens, security interests, pledges, and/or encumbrances granted to Landlord; [ii] liens customarily incurred by Tenant or Manager in the ordinary course of business for items not delinquent, including, without limitation, mechanic's liens and deposits and charges under workers' compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to Section 3.7 of this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a non-disturbance agreement from the purchase money lender or equipment lessor in form and substance as may be reasonably satisfactory to Landlord if [a] the original cost of the equipment exceeds $75,000.00 or [b] the equipment constitutes any part of the Start-Up Property.

                  "Personal Property" means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements.

                  "Pro Forma Statement" means a financial forecast for the Facility for the next three-year period prepared by Tenant.

                  "Purchase Notice" has the meaning set forth in Section 13.1.

                  "Qualified Capital Expenditures" means the expenditures capitalized on the books of Tenant or Manager for any of the following: replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and major replacement of siding; major roof replacements, including major replacements of gutters, downspouts, eaves and soffits; major repairs and replacements or repairs of plumbing and sanitary systems; overhaul of elevator systems; major repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior; but excluding major alterations, renovations, additions and normal maintenance and repairs.

                  "Receivables" means [i] all of Tenant's or Manager's rights to receive payment for providing resident care and services as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant's or Manager's rights to receive payment for providing resident care services.

                  "Related Rights" means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.

                  "Renewal Date" means the first day of each Renewal Term.

                  "Renewal Option" has the meaning set forth in Section 12.1.

                  "Renewal Rate" means the Lease Rate established for any Renewal Date as set forth in Section 12.2(c).

                  "Renewal Term" has the meaning set forth in Section 12.1.

                  "Rent" has the meaning set forth in Section 2.3.

                  "Rent Coverage Ratio" has the meaning set forth in
Section 15.7.1(c).

                  "Rent Schedule" means the schedule issued by Landlord to Tenant showing the Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord. The initial Rent Schedule is attached to this Lease as Schedule 1 or will be attached following Closing if the Rent Schedule cannot be determined until the day of Closing.

                  "Replacement Operator" has the meaning set forth in
Section 15.9.1.

                  "Second Early Option Period" has the meaning set forth in
Section 13.7.2.

                  "Secured Parties" has the meaning set forth in Section 24.1.

                  "Start-Up Property" has the meaning set forth in Section 11.1.

                  "Tenant" means Balanced Care Tenant (HCN), Inc., a corporation organized under the laws of the State of Delaware.

                  "Term" means the Initial Term and each Renewal Term.

                  1.5 Landlord As Agent. With respect to each Facility, HCRI-PA/BCC and HCRI-HCN/BCC each appoint HCRI as the agent and lawful attorney-in-fact of HCRI-PA/BCC and HCRI-HCN/BCC to act for HCRI-PA/BCC and HCRI-HCN/BCC for all purposes and actions of Landlord under this Lease. All notices, consents, waivers and all other documents and instruments executed by HCRI pursuant to this Lease from time to time and all other actions of HCRI in connection with this Lease shall be binding upon HCRI-PA/BCC and HCRI-HCN/BCC and Tenant and Company shall be entitled to rely on such actions of HCRI as agent. All Rent payable under this Lease shall be paid to HCRI. Tenant and Company shall have no responsibility for distribution of Rent beyond payment to HCRI as agent.

                                 ARTICLE 2: RENT

                  2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e., for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance as shown on the Rent Schedule. The Base

Rent for each Renewal Term will be computed in accordance with Section 12.2.

                  2.2 Increase of Lease Rate and Base Rent. Commencing on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter throughout the Term (including any Renewal Term and Extended Term), the Lease Rate will increase by the applicable Increaser Rate. On each date that the Lease Rate is increased, the Base Rent will be increased accordingly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate (including the applicable Increaser Rate) for each Lease Advance. The Rent Schedule will include the Increaser Rate adjustment based on the Lease Amount at the time the Rent Schedule is issued.

                  2.2.1 Rent Adjustments - Additional Lease Advances. If Landlord makes a Lease Advance other than the initial Lease Advance, the Base Rent will be increased effective on the Lease Advance Date that an additional Lease Advance is made and based upon the applicable Lease Rate. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Lease Advance Date; and [ii] within 10 days following Landlord's issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the additional Lease Advance. On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent Schedule.

                  2.3 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

                  2.4 Payment of Rent. Tenant shall make all payments of Rent by wire transfer in accordance with the wire transfer instructions provided by Landlord to Tenant.

                  2.5 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease," and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set-off.

                  2.6 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off or recoupment against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease and to the extent permitted by law, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default (unless otherwise agreed to by Landlord).

                  2.7 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                      ARTICLE 3: IMPOSITIONS AND UTILITIES

                  3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.7. Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 45 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing and if Tenant shall have paid all Impositions due and payable prior to any penalty period as of the date of the refund. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

                  3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the Facility State or any governmental entity in the Facility State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the Facility State because of Landlord's ownership of the Leased Property or lease thereof to Tenant but only to the extent Tenant would have been obligated to pay such taxes if Tenant rather than Landlord was the owner of the Leased Property), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the Facility State or any governmental entity in the Facility State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant's designee, including, without limitation, conveyance taxes and capital gains taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based [y] on income or assets imposed on Landlord by any governmental entity other than the capital stock and franchise taxes described in clause [i] above or [z] based on the transfer of Landlord's interest in the Leased Property or equity of Landlord to a party other than Company unless the transfer occurs pursuant to an Event of Default.

                  3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

                  3.4 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

                  3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease unless Tenant had deposited funds with Landlord to pay the utilities pursuant to Section 3.4 and Landlord fails to pay.

                  3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

                  3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge in excess of $50,000.00, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                              ARTICLE 4: INSURANCE

                  4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

                           (a) Loss or damage commonly covered by a "Special
Form" policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in Section 4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

                           (b) If applicable, loss or damage by explosion of
steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                           (c) Consequential loss of rents and income coverage
insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least 160 days, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

                           (d) If the Leased Property is located, in whole or in
part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

                           (e) Loss or damage caused by the breakage of plate
glass in commercially reasonable amounts acceptable to Landlord.

                           (f) Loss or damage commonly covered by blanket crime
insurance, including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

                 4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

                           (a) Claims for personal injury or property damage
commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate per Facility.

                           (b) Claims for personal injury and property damage
commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $1,000,000.00 per occurrence.

                           (c) Claims for personal injury commonly covered by
medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

                           (d) Claims commonly covered by workers' compensation
insurance for all persons employed by Tenant on the Leased Property. Such workers' compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

                  4.3 Builder's Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if any portion of the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

                 4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                           (a) The form and substance of all policies shall be
subject to the approval of Landlord, which approval will not be unreasonably withheld.

                           (b) The carriers of all policies shall have a Best's
Rating of "A" or better and a Best's Financial Category of XII or higher and shall be authorized to do insurance business in the State.

                           (c) Tenant shall be the "named insured" and Landlord
shall be an "additional insured" on each policy.

                           (d) Tenant shall deliver to Landlord certificates or
policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be cancelled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

                           (e) The policies shall contain a severability of
interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

                           (f) All loss adjustment shall require the written
consent of Landlord and Tenant, as their interests may appear.

                           (g) At least 10 days prior to the expiration of each
insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant's insurance agent.

                 4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions, subject to a sublimit of $1,000,000.00. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

                  4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 4, Tenant may [i] carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease; and [ii] Tenant may meet the limits of liability for insurance by maintaining a portion thereof as "excess" insurance under an umbrella policy.

                  4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

                  4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

                  4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

                 4.10 Escrows. After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                              ARTICLE 5: INDEMNITY

            5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors, provided, however, in no event shall Landlord be indemnified or held harmless for items listed in subsections [i] through [vi] if the claim or loss has resulted from the grossly negligent or willful acts of Landlord, its employees and agents. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its commercially reasonable best efforts to defend such action, suit or proceeding.

            5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice as soon as practicable but in any event in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant's defense of any such action.

            5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

            5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

            5.2 Environmental Indemnity; Audits. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants' and attorneys' fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant's indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys' fees and costs.

            5.3 Limitation of Landlord's Liability. Except for the grossly negligent or willful acts or omissions of Landlord, its employees or agents, Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control.

                  ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

            6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of Landlord. Tenant shall obtain and maintain (or cause to be obtained and maintained) all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

            6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

            6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof. Landlord shall have the right to have an annual inspection of the Leased Property performed and Tenant shall pay an inspection fee of $250.00 per Facility plus Landlord's reasonable out-of-pocket expenses within 30 days after receipt of Landlord's invoice.

                 ARTICLE 7: MAINTENANCE AND MECHANICS' LIENS

            7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, HVAC systems, equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall at all times maintain, operate and otherwise manage the Leased

Property on a basis and in a manner consistent with the standards of the highest quality competing facilities in the market areas served by the Leased Property. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any parts thereof for the Facility Uses. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and if Landlord gives Tenant notice of material and chronic maintenance problem areas, Tenant shall deliver to Landlord a plan of correction within 10 Business Days after receipt of the notice. Tenant shall diligently pursue correction of all problem areas within 60 days after receipt of the notice and, upon expiration of the 60-day period, shall deliver evidence of completion to Landlord or, if completion is not feasible within such 60-day period, an interim report evidencing Tenant's diligent progress towards completion and, at the end of an additional 60-day period, evidence of satisfactory completion. Upon completion, Landlord shall have the right to re-inspect the Facility and Tenant shall pay a re-inspection fee of $150.00 per Facility inspected plus Landlord's reasonable out-of-pocket expenses within 30 days after receipt of Landlord's invoice. At each inspection of the Leased Property by Landlord, the Facility employee in charge of maintenance shall be available to tour the Facility with Landlord and answer questions.

            7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 16.4.

            7.3 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Subject to Tenant's right to contest such lien pursuant to Section 3.7 of this Lease, Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property at Landlord's request within 20 days after the filing thereof. Tenant shall pay all expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys' fees.

            7.4 Replacements of Fixtures and Landlord's Personal Property. Tenant shall not remove Fixtures and Landlord's Personal Property from the Leased Property except to replace the Fixtures and Landlord's Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents reasonably necessary to evidence Landlord's ownership of Landlord's Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord's Personal Property by equipment lease or by a security agreement and financing statement if [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement which consent shall not be unreasonably withheld, conditioned, or delayed; and [ii] for Fixtures and Personal Property [a] having a cost in excess of $75,000.00 or [b] constituting any part of the Start-Up Property, the equipment lessor or lender has entered into a non-disturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following:
[a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all reasonable costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including, without limitation, reasonable attorneys' fees and costs. Tenant shall use its commercially reasonable best efforts to obtain the provisions listed in this section from an equipment lessor, and Landlord shall be commercially reasonable in negotiating such non-disturbance agreement.

                        ARTICLE 8: DEFAULTS AND REMEDIES

            8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder without any advance notice to Tenant unless specified herein:

                  (a) Tenant fails to pay in full any installment of Base Rent, any Additional Rent or any other monetary obligation payable by Tenant under this Lease (including the Option Price), within 10 days after such payment is due.

                  (b) Tenant, Manager or Company (where applicable) fails to comply with any covenant set forth in Article 14, Section 15.6, Section 15.8 or
Article 20 of this Lease.

                  (c) Tenant or Manager fails to comply with the cure provisions set forth in Sections 15.7.2.(b) and 15.7.3(b).

                  (d) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 75 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of
Section 8.1.

                  (e) Except as set forth in Section 14.5, Tenant or Manager abandons or vacates any Facility Property or any material part thereof, ceases to operate any Facility, ceases to do business or ceases to exist for any reason for five or more days and Tenant or Manager has not implemented the necessary steps to cure.

                  (f) [i] The filing by Tenant, Manager or Company of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant, Manager or Company; [ii] the failure by Tenant, Manager or Company within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Manager or Company; [iv] any assignment by Tenant, Manager or Company for the benefit of its creditors; [v] the entry by Tenant, Manager or Company into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Manager or Company in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant, Manager or Company (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

                  (g) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any final nonappealable judgment is rendered or proceedings are instituted against the Leased Property, Tenant or Manager which affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant, Manager or Company are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant, Manager or Company is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant, Manager or Company from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant or Manager located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

                  (h) Any representation or warranty made by Tenant, Manager or Company in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant, Manager or Company pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made and has a material adverse effect on the financial condition of Tenant, Manager or Company or the operations of the Leased Property.

                  (i) Tenant, any Guarantor, or any Affiliate defaults on any BCC Obligation, including, without limitation, any lease with Landlord or any Landlord Affiliate, or the occurrence of a default under any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

                  (j) Any guarantor of this Lease files a petition in bankruptcy, or is adjudicated insolvent under the Bankruptcy Code or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, and in the case of the death or incompetency of an individual guarantor only, Tenant fails within 30 days to deliver to Landlord a substitute guaranty or other collateral reasonably satisfactory to Landlord.

                  (k) The license for the Facility or any other Government Authorization is cancelled, suspended, reduced to provisional or temporary, or otherwise invalidated, or license revocation or decertification proceedings are commenced against Tenant or Manager, or any reduction occurs in the number of licensed beds or units at the Facility in excess of 5% of the licensed beds or units at any one Facility, or an admissions ban is issued for the Facility.

            8.2 Remedies. Upon the occurrence of an Event of Default under this Lease or any Lease Document, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord's option, without declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind, Landlord may exercise any and all rights and remedies provided in this Lease or any Lease Document, including, without limitation, any one or more of the following remedies:

                  (a) Landlord may re-enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased Property for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

                  (b) Landlord may terminate this Lease with respect to all or any portion of the Leased Property, exclude Tenant from possession of such Leased Property and use efforts to lease such Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

                  (c) Landlord may re-enter the Leased Property or any portion thereof and have, repossess and enjoy such Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                  (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

                  (e) Landlord may accelerate all of the unpaid Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable, subject to Landlord's obligations under law to leave Tenant in possession of the Leased Property.

                  (f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

                  (g) With respect to the Collateral or any portion thereof and Secured Parties' security interest therein, Secured Parties may exercise all of their rights as secured parties under Article 9 of the Uniform Commercial Code as adopted in the State. Secured Parties may sell the Collateral by public or private sale upon five days notice to Tenant or Manager. Tenant and Manager agree that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Secured

Parties, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

                  (h) Secured Parties may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the BCC Obligations unless prohibited by law. Tenant and Manager appoint HCRI or its designee as attorney for Tenant and Manager with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant's or Manager's name or Secured Parties' name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant's or Manager's name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Except for willful acts or omissions, Secured Parties shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers. At Secured Parties' option, Tenant and Manager shall [i] provide Secured Parties a full accounting of all amounts received on account of Receivables with such frequency and in such form as Secured Parties may require, either with or without applying all collections on Receivables in payment of the BCC Obligations or [ii] deliver to Secured Parties on the day of receipt all such collections in the form received and duly endorsed by Tenant or Manager, as applicable. At Secured Parties' request, Tenant and Manager shall institute any action or enter into any settlement determined by Secured Parties to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Secured Parties may give notice of their security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Secured Parties, thereby terminating Tenant's and Manager's authority to collect Receivables. After terminating Tenant's and Manager's authority to enforce or collect Receivables, Secured Parties shall have the right to take possession of any or all Receivables and records thereof and are hereby authorized to do so, and only Secured Parties shall have the right to collect and enforce the Receivables. Prior to the occurrence of an Event of Default, at Tenant's and Manager's cost and expense, but on behalf of Secured Parties and for Secured Parties' account, Tenant and Manager shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Secured

Parties, but Tenant and Manager may commingle such collections with Tenant's and Manager's own funds, until Tenant's and Manager's authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Secured Parties do not assume any of Tenant's or Manager's obligations under any Receivable, and Secured Parties shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Manager.

                  (i) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

                  (j) Landlord may terminate its obligation, if any, to disburse Lease Advances.

                  (k) Landlord may enter and take possession of the Land or any portion thereof and any one or more Facilities without terminating the Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints Landlord its lawful attorney-in-fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Lease Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Lease Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Landlord or Landlord's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

                  (l) Landlord may apply, with or without notice to Tenant, for the appointment of a receiver ("Receiver") for Tenant or Tenant's business or for the Leased Property. Unless prohibited by law, such appointment may be made either before or after termination of Tenant's possession of the Leased Property, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Leased Property, and Landlord may be appointed as Receiver. After the occurrence of an Event of Default, Landlord shall be entitled to appointment of a receiver as a matter of right and without the need to make any showing other than the existence of an Event of Default. The Receiver shall have the power to collect the rents, income, profits and Receivables of the Leased Property during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Leased Property during the whole of said proceeding. All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without limitation, any losses or damages incurred by Landlord under this Lease. Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.

                  (m) Landlord may terminate any management agreement with respect to any of the Leased Property and shall have the right to retain one or more managers for the Leased Property, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.

            8.3 Right of Set-Off. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

            8.4 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within five days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in Section 8.6).

            8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10-day grace period set forth in this section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

            8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of [i] 18.5% per annum; or [ii] 2.5% per annum above the Lease Rate then in effect; provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to Section 8.5.

            8.7 Attorneys' Fees. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the reasonable fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in-house counsel or outside counsel; and [iii] the reasonable expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such reasonable costs, expenses, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

            8.8 Escrows and Application of Payments. As security for the performance of the BCC Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to the BCC Obligations in the order which Landlord may determine.

            8.9 Remedies Cumulative. Except as otherwise provided herein, the remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

            8.10 Waivers. Tenant waives [i] any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Leased Property, [ii] any right of re-entry or repossession, [iii] any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, [iv] any objections, defenses, claims or rights with respect to the exercise by Landlord of any rights or remedies, [v] any right of redemption whether pursuant to statute, at law or in equity, [vi] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind, and [vii] all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date.

                        ARTICLE 9: DAMAGE AND DESTRUCTION

            9.1 Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty in excess of $100,000.00 (a "Casualty"), Tenant shall give written notice thereof to Landlord within one Business Day after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

            9.2   Substantial Destruction.

            9.2.1 If any Facility's Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

            9.2.2 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease with respect to the entire Leased Property and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in Section 9.2.3 or exercises its option to purchase as set forth in Section 9.2.4. If Landlord elects to terminate, Landlord shall give notice ("Termination Notice") of its election to terminate this Lease within 30 days after receipt of Tenant's notice of the damage. If Tenant does not exercise its option to renew under Section 9.2.3 or its option to purchase under Section 9.2.4 within 15 days after delivery of the Termination Notice, this Lease shall terminate on the 15th day after delivery of the Termination Notice. If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.

            9.2.3 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or the first or second Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease with respect to the entire Leased Property (but not any part thereof). Tenant shall give Landlord irrevocable notice of Tenant's election to renew within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 5-year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

            9.2.4 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to purchase the entire Leased Property (but not any part thereof). Tenant shall give Landlord notice of Tenant's election to purchase within 15 days after delivery of the Termination Notice. If Tenant elects to purchase the Leased Property, the Option Price will be determined in accordance with Section 13.2 and the Fair Market Value will be determined in accordance with Section 13.3 except as otherwise provided in this section. For purposes of determining the Fair Market Value, the Leased Property will be valued as if it had been restored to be equal in value to the Leased Property existing immediately prior to the occurrence of the damage. All other terms of the option to purchase shall be in accordance with
Article 13. Landlord shall hold the insurance proceeds until the closing of the purchase of the Leased Property and at closing shall deliver the proceeds to Tenant.

            9.3 Partial Destruction. If any Facility's Improvements are not substantially destroyed, then Tenant shall comply with the provisions of
Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

            9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of
Section 16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord's receipt of evidence satisfactory to Landlord that such payments are required in advance. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

            9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant's repair, rebuilding or restoration under Section 9.4 in full, Tenant shall deposit with Landlord at Landlord's option, and within 10 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

            9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

            9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

            9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith.

            9.9 No Rent Abatement. Rent will not abate pending the repairs or rebuilding of the Leased Property, but shall not be offset against any rental insurance proceeds received by Landlord.

                            ARTICLE 10: CONDEMNATION

            10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), any entire Facility Property is taken, or so much of any Facility Property is taken that the Facility Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Lease Amount shall be reduced by the Allocated Lease Amount for such Facility Property and Rent hereunder shall be reduced accordingly unless there is only one Facility Property subject to this Lease in which case the Lease will terminate. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Facility Property.

            10.2 Partial Taking. If, after a Taking, so much of a Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly; [ii] at its cost,

Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Facility Property), or Tenant's actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award and the Lease Amount shall be reduced by the amount retained by Landlord. The restoration shall be completed in accordance with Sections 9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

            10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                          ARTICLE 11: TENANT'S PROPERTY

            11.1 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord's Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property." Those items of Tenant's Property that were or are acquired as parts of the initial equipping of the Facility shall be called the "Start-Up Property".

            11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

                  (a) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

                  (b) Tenant shall, at Tenant's sole cost and expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake (if any part of the Leased Property is in earthquake zone 1 or 2), and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of Section 4.3.

                  (c) Tenant shall pay all taxes applicable to Tenant's
Property.

                  (d) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Landlord elects to terminate this Lease pursuant to Section 9.2.2.

                  (e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                  (f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                  (g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $75,000.00, and for equipment constituting any part of the Start-Up Property, Tenant shall cause such equipment lessor or lender to enter into a non-disturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and non-disturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and non-disturbance agreement, including, without limitation, reasonable attorneys' fees and costs.

                           ARTICLE 12: RENEWAL OPTIONS

            12.1 Renewal Options. Tenant has the option to renew ("Renewal Option") this Lease for 3 five-year renewal terms (each a "Renewal Term"). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

                  (a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

                  (b) Tenant shall give Landlord irrevocable written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord's delivery of the Termination Notice as set forth in Section 9.2.3.

            12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

                  (a) Effective Date. Except as otherwise provided in Section 9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current

Term. The first day of each Renewal Term is also referred to as the Renewal
Date.

                  (b) Lease Amount. Effective as of the Renewal Date, a single Lease Amount will be computed by summing all Lease Advance Amounts.

                  (c) Lease Rate. Effective as of the Renewal Date, a single Lease Rate will be computed equal to the Renewal Rate. The Renewal Rate for each Renewal Term shall be greater of [i] the sum of [a] the Lease Rate in effect during the then current Lease Year plus [b] the Increaser Rate, or [ii] the fair market rental lease rate for the Facility as determined according to the provisions of this section. Landlord and Tenant shall attempt to determine the fair market rental lease rate for the Facility by mutual agreement 90 days prior to the expiration date for the then current Term. If the parties do not agree on such lease rate within a 15 day period, appraisers shall be chosen as provided in Section 13.3.2 to determine the fair market rental lease rate. The appraisers shall be instructed to appraise the fair market value lease rate as an operating lease rate for a health care facility of the same type as the Facility and shall take into account the lease rate then being charged by Landlord to tenants of comparable creditworthiness for comparable facilities. The appraised rates submitted by the three appraisers shall be ranked from highest to lowest, the rate (highest or lowest) which is furthest from the middle rate shall be discarded, and the remaining two appraised rates shall be averaged to arrive at the fair market rental lease rate.

                  (d) Base Rent. Effective as of the Renewal Date, Landlord shall calculate Base Rent for the Renewal Term based upon the Renewal Rate and shall issue a new Rent Schedule reflecting the Base Rent increase. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Renewal Date; and [ii] within 10 days following Landlord's issuance of an invoice, pay the difference between the installment of Base Rent paid to Landlord for such month and the installment of Base Rent actually due for such month as a result of the renewal of the Lease.

                  (e) Other Terms and Conditions. Except for the modifications set forth in this Section 12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term. The Lease Rate and Base Rent will increase annually as set forth in Section 2.2.

            12.3 Effect of Non-Renewal or Expiration of Lease. The following terms and conditions will be applicable if Tenant does not renew this Lease or exercise its Option to Purchase by the expiration date for the then current
Term:

                  (a) Extension of Current Term. The current Term will be extended (the "Extended Term") for 120 days; provided, however, that the Extended Term will expire on such earlier date of the closing of the sale pursuant to the Option to Purchase.

                  (b) Lease Payments. During the Extended Term, Tenant shall continue to make monthly payments of Rent (including Base Rent) based upon the then existing Lease Rate.

                         ARTICLE 13: OPTION TO PURCHASE

            13.1 Option to Purchase. Landlord hereby grants to Tenant an option to purchase ("Option to Purchase") all of the Leased Property (but not any part thereof) in accordance with the terms and conditions of this Article 13. Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant's election to purchase the Leased Property ("Purchase Notice") in accordance with the following:

                  (a) During the Initial Term or any Renewal Term, Tenant must give a Purchase Notice no earlier than the date which is 180 days, and no later than the date which is 90 days, prior to the expiration date of the then current Term of this Lease.

                  (b) If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant must give a Purchase Notice within 15 days after Landlord gives the Termination Notice pursuant to Section 9.2.4.

                  (c) If any Facility Property is taken during the final 18 months of the Initial Term or any Renewal Term by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right, Tenant must give a Purchase Notice within 30 days after delivery of the notice of Landlord's intent to terminate pursuant to Section 10.1.1.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with subparagraphs (a) - (c).

            13.2 Option Price. The option price ("Option Price") will be an amount equal to the greater of [i] the Lease Amount;

or [ii] the Fair Market Value at the time of the option exercise. In addition to the Option Price, Tenant shall pay all closing costs and expenses in connection with the transfer of the Leased Property to Tenant, including, but not limited to, the following: [a] real property conveyance or transfer fees or deed stamps; [b] title search fees, title insurance commitment fees, and title insurance premiums; [c] survey fees; [d] environmental assessment fees; [e] recording fees; [f] attorneys' fees of Landlord's counsel; [g] fees of any escrow agent; and [h] all amounts, costs, expenses, charges, Additional Rent and other items payable by Tenant to Landlord, including, but not limited to, enforcement costs as set forth in Section 8.7.

            13.3 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

            13.3.1 The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the Purchase Notice. However, if the parties do not agree on the Fair Market Value within such 15-day period, the following provisions shall apply.

            13.3.2 Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 15 days after giving of the Purchase Notice. The two appraisers will then select a third appraiser within an additional five days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Leased Property. Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

            13.3.3 The Fair Market Value shall be determined by the appraisers within 45 days after the selection of the appraisers as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

            The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

            Income Approach: This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets.

            Sales Comparison Approach: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

            Cost Approach: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

            13.3.4 In the event of any condemnation, similar taking or threat thereof with respect to any part of the Leased Property or any insured or partially insured casualty loss to any part of the Leased Property after Tenant has exercised an Option to Purchase, but before settlement, the Fair Market Value of the Leased Property shall be redetermined as provided in this
Section 13.3 to give effect to such condemnation, taking or loss and shall take into account all available condemnation awards and insurance proceeds.

            13.3.5 Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

            13.4 Closing. When the Option to Purchase is exercised during the Early Option Periods, the Purchase of the Leased Property shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after Landlord's receipt of the Purchase Notice provided, however, that Landlord may extend the 60 days up to 90 days if additional time is needed to facilitate investment of the sale proceeds. If the Option to Purchase is not exercised during the Early Option Periods, the purchase of the Leased Property by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after Landlord's receipt of the Purchase Notice and not more than 75 days after the Fair Market Value of the Leased Property has been determined. At the closing, Tenant shall pay the Option Price and all reasonable closing costs in immediately available funds and Landlord shall convey title to the Leased Property to Tenant by a transferable and recordable special warranty deed and special warranty bill of sale.

            13.5 Failure to Close Option. If Tenant for any reason fails to purchase the Leased Property after Tenant has given the Purchase Notice, then Tenant shall pay Landlord all costs and expenses incurred by Landlord as a result of the failure to close. Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term (including the Extended Term as set forth in Section 12.3).

            13.6 Failure to Exercise Option to Purchase and Renewal Option. If Tenant for any reason does not exercise its

Option to Purchase or Renewal Option in accordance with the terms and conditions of this Lease before the expiration of the then current Term, Tenant shall be deemed to have forfeited all of Tenant's rights to exercise the Option to Purchase and Renewal Option.

            13.7 Early Option Periods. Notwithstanding any provision to the contrary contained in this Article 13, Tenant may exercise the Option to Purchase the Facility prior to the end of the Initial Term or any Renewal Term as provided in Section 13.7.1-13.7.3 ("Early Option Periods"). Except during the Early Option Periods, Tenant's Option to Purchase shall be governed solely by Section 13.1-Section 13.6.

            13.7.1 First Early Option Period. Tenant may exercise the Option to Purchase the Facility during the period April 1, 2002 - March 31, 2004, inclusive ("First Early Option Period") subject to the same terms and conditions of this Article 13 except as follows.

            [i] The required Purchase Notice shall be given at any time during the First Early Option Period.

            [ii] The Option Price for the Facility shall be equal to the sum of the Lease Amount at the time of the closing.

            13.7.2 Second Early Option Period. Tenant may exercise the Option to Purchase the Facility during the period April 1, 2004 - March 31, 2006, inclusive ("Second Early Option Period") subject to the same terms and conditions of this Article 13 except as follows.

            [i] The required Purchase Notice shall be given at any time during the Second Early Option Period.

            [ii] The Option Price for the Facility shall be equal to the sum of the following:

                  [A] An amount equal to the greater of [1] the Allocated Lease Amount for each Pennsylvania Facility or [2] the sum of the depreciated book value of each Pennsylvania Facility as calculated by Landlord according to the method shown on Exhibit J ("DBV") (including straight-line lease amortization) plus 33% of the amount by which the Fair Market Value of each Pennsylvania Facility exceeds the DBV of the respective Pennsylvania Facility; plus

                  [B] An amount equal to the greater of [1] the Allocated Lease Amount for the Ohio Facility or [2] the sum of the DBV (excluding straight-line lease amortization) of the Ohio Facility plus 33% of the amount by which the Fair Market Value of the Ohio Facility exceeds the DBV of the Ohio Facility.

            [iii] The determination of Fair Market Value using the Income
                  Approach under Section 13.3.3 shall utilize an imputed management fee equal to 6% of the gross revenues of the Facility being valued.

            [iv] There shall be no uncured Event of Default under Section 8.1 or if an Event of Default does exist under Section 8.1, Tenant agrees to satisfy the monetary obligation on or before the closing of the Option to Purchase.

            13.7.3 Option Price. The calculation of the Option Price shall be based on the Lease Amount, Allocated Lease Amounts, and DBV as of the date of the closing. The Fair Market Value shall be determined at the time of the option exercise.

            13.8 Assignment. Tenant may assign the Option to Purchase the Facility to IPC or an affiliate of IPC. Tenant shall provide notice of any such assignment to Landlord.

                         ARTICLE 14: NEGATIVE COVENANTS

            Until the BCC Obligations shall have been performed in full, Tenant, Manager and Company covenant and agree that Tenant and Manager (and Company where applicable) shall not do any of the following without the prior written consent of Landlord:

            14.1 No Debt. Tenant and Manager shall not create, incur, assume, or permit to exist any indebtedness other than [i] trade debt incurred in the ordinary course of business; [ii] indebtedness to HCRI; [iii] indebtedness relating to the Letter of Credit; and [iv] indebtedness that is secured by any Permitted Lien.

            14.2 No Liens. Tenant and Manager shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant or Manager, except for Permitted Liens and except for a pledge of the stock or membership interest of Tenant and Managers in favor of IPC or an affiliate of IPC.

            14.3 No Guaranties. Tenant and Manager shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business and except for guaranties in favor of any Landlord or any Landlord Affiliate.

            14.4 No Transfer. Except as permitted under Section 18.1 and
18.3, Tenant and Manager shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

            14.5 No Dissolution. Except as specified in Exhibit M, Tenant, Manager, or Company shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired). Notwithstanding the forgoing, Company may merge with another entity provided that [i] Company is the surviving corporation or if the Company is not the surviving corporation, Landlord consents to the surviving corporation, which consent shall not be unreasonably withheld; and [ii] following the merger, the surviving corporation has a Net Worth equal to or greater than Company's Net Worth prior to the merger.

            14.6 No Change in Management or Operation. Each Manager shall remain the manager of the Facility as specified on Exhibit C. Each Licensed Operator shall remain the licensed operator of the Facility as specified on Exhibit C.

            14.7 No Investments. Tenant and Manager shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Company, any Affiliate, or any shareholder, member or partner of Tenant, Company or any Affiliate, except for cash balances temporarily invested in short-term or money market securities.

            14.8 Contracts. Tenant and Manager shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $250,000.00 per Facility shall not be considered "material" for purposes of this paragraph.

            14.9 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, Tenant, Manager and Company shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to Company, Manager, any Affiliate, or any shareholder, member or partner of Tenant, Company, Manager or any Affiliate. Notwithstanding the foregoing, Tenant, Manager, and Company shall be permitted to make the payments or distributions specified in Exhibit M.

            14.10 Change of Location or Name. Tenant and Manager shall not change any of the following without giving Landlord 30 days prior written notice: [i] the location of the principal place of business or chief executive office of Tenant or Manager, or any office where any of Tenant's or Manager's books and records are maintained; or [ii] the name under which Tenant or Manager conducts any of its business or operations.

                        ARTICLE 15: AFFIRMATIVE COVENANTS

            15.1 Perform Obligations. Tenant and Manager shall each perform or cause to be performed all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements. If applicable, Tenant and each Manager shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

            15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use all reasonable commercial efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

            15.3  Documents and Information.

            15.3.1 Furnish Documents. Company and each Manager shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget, Annual Company Budget and all other documents, reports, schedules and copies described on Exhibit E within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements (other than the monthly Facility Financial Statement) to Landlord, Company shall also deliver to Landlord a certificate signed by the Chief Executive Officer or Chief Accounting Officer, general partner or managing member (as applicable) of Company, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit F or a comparable format. In addition, Company and each Manager shall deliver to Landlord the applicable Annual Facility Financial Report and the applicable Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year. After the occurrence of an Event of Default and receipt of Landlord's written request, Tenant shall deliver to Landlord an updated Annual Facility Budget and Annual Company Budget within 10 Business Days after receipt of Landlord's request.

            15.3.2 Furnish Information. Tenant and each Manager shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other agreement executed in connection with this Lease, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records.

            15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease. Within 15 days after a request from Landlord, Tenant and each Manager shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition, Manager, each Manager's financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may require from time to time, including, without limitation, a current Tenant's Certificate and Facility Financial Report in the form of Exhibit F. Upon Landlord's request, but not more than once every three years, Tenant shall provide to Landlord, at Tenant's expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

            15.3.4 Material Communications. Tenant and each Manager shall transmit to Landlord, within five days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant and each Manager will promptly respond to Landlord's inquiry with respect to such information. Tenant and each Manager shall notify Landlord in writing within five days after Tenant or any Manager has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Manager, Company, or the Facility that [i] may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein; and [ii] is in excess of $25,000.00 and not covered by applicable insurance.

            15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion.

            15.4 Compliance With Laws. Tenant and each Manager shall comply with all Legal Requirements and keep all Government

Authorizations in full force and effect. Tenant and each Manager shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant and each Manager, respectively, at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's and each Manager's respective business and operations. Tenant and each Manager shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

            15.5 Broker's Commission. Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including attorneys' fees).

            15.6 Existence and Change in Ownership. Except as provided in
Section 14.5, Tenant, Manager, and Company shall maintain its existence throughout the term of this Lease. Any change in the ownership of Tenant or Manager, directly or indirectly, shall require Landlord's prior written consent. A change in the ownership of Company shall not constitute an indirect change in the ownership of Tenant or Manager. Landlord's consent to a change in ownership shall not be unreasonably withheld with respect to Tenant or Manager.

            15.7 Financial Covenants. The defined terms used in this section are defined in Section 15.7.1. The method of calculating Net Worth and valuing assets shall be consistent with the Financial Statements. The following financial covenants shall be met throughout the term of this Lease:

            15.7.1 Definitions.

                  (a) "Net Worth" means an amount equal to the total consolidated fair market value of the tangible assets of the person (excluding good will and other intangible assets) minus the total consolidated liabilities of such person.

                  (b) "Aggregate Cash Flow" means the result of the following calculated for a one month period: the revenue of Manager as reflected on the income statement of Manager less [i] operating expenses (excluding Base Rent); less [ii] an imputed management fee equal to 5% of the gross revenues of the Facility; less [iii] an imputed replacement reserve of $250.00 per licensed bed at the Facility per year; plus [iv] marketing expenses; and plus [v] the amount of provision for depreciation and amortization.

                  (c) "Rent Coverage Ratio" is the ratio of [i] Aggregate Cash Flow for each applicable period; to [ii] the Base Rent payments under this Lease for the applicable period.

            15.7.2 Rent Coverage Ratio. Commencing with Lease Year 4, Tenant shall maintain for each fiscal quarter a Rent Coverage Ratio of not less than
1.25 to 1.00.

                  (a) If Tenant fails to achieve the Rent Coverage Ratio required under Section 15.7.2 above, [i] such failure shall not be an Event of Default hereunder if on the measurement date, Tenant has achieved a Rent Coverage Ratio of at least 1.10 to 1.00; and [ii] Landlord shall have the right to engage a consultant at Tenant's cost to review and make recommendations concerning the operations of the Facility. Landlord and Tenant shall mutually determine which recommendations of the consultant shall be implemented by Tenant.

                  (b) If the Rent Coverage Ratio is less than 1.10, such failure shall not be an Event of Default hereunder if on the measurement date, Tenant either [i] pays Landlord an amount equal to that which would cause the Rent Coverage Ratio to be equal to 1.10 ("Coverage Amount") which payment will be applied by Landlord to reduce the Lease Amount, or [ii] provides a Letter of Credit to Landlord in an amount equal to the Coverage Amount. Landlord's rights in connection with the Letter of Credit shall be governed by Article 20 of this Lease. Upon Tenant's achievement of a Rent Coverage Ratio of at least 1.10 to 1.00, Landlord shall return any Letter of Credit delivered to Landlord pursuant to this Section 15.7.2(b) to Tenant.

            15.7.3 Aggregate Cash Flow Benchmarks. During Lease Years 1-3, inclusive, the Facility shall maintain for each fiscal quarter an Aggregate Cash Flow on an aggregate basis equal to or greater than the amounts set forth on Exhibit K ("Aggregate Cash Flow Benchmarks").

                  (a) If Tenant fails to achieve the Aggregate Cash Flow Benchmarks required under Section 15.7.3 above, such failure shall not be an Event of Default hereunder if on the measurement date, Tenant has achieved a Rent Coverage Ratio greater than or equal to 1.10 to 1.00.

                  (b) If Tenant fails to achieve the Aggregate Cash Flow Benchmarks under Section 15.7.3 and fails to satisfy the requirements of Section 15.7.3(a), Tenant's failure shall not be an Event of Default [i] until such failure has continued for six months ("Cash Flow Cure Period"); or [ii] if the failure is not cured by the end of the Cash Flow Cure Period, Tenant provides a Letter of Credit in an amount equal to lesser of [a] 10 times the cumulative cash flow shortfall for the Cash Flow Cure Period or [b] the total Base Rent due during months 4-6, inclusive, of the Cash Flow Cure Period. Landlord's rights in connection with the Letter of Credit shall be governed by Article 20 of this Lease. Upon Tenant's compliance with the Aggregate Cash Flow Benchmarks or a Rent Coverage Ratio of 1.10 to 1.00, Landlord shall return the Letter of Credit delivered to Landlord pursuant to this Section 15.7.3(b) to Tenant.

            15.8 Facility Licensure and Certification. Tenant and each Manager, as applicable, shall [i] give written notice to Landlord within 10 days after an inspection of the Facility with respect to health care licensure or certification has occurred; and [ii] deliver to Landlord copies of each of the reports, notices, correspondence and all other items and documents listed under item no. 18 of Exhibit E within 20 days after receipt thereof. Tenant and Manager acknowledge that each has reviewed Exhibit E and agrees to the foregoing obligation. If Tenant or Manager receives a Facility survey or inspection report with material deficiencies, notice of failure to comply with a plan of correction or an HIPDB adverse action report, Tenant and the respective Manager shall cure all deficiencies and implement all corrective actions within the earlier of [a] the date required by the regulatory authority, or [b] 30 days after receipt of such notice and shall deliver evidence of same to Landlord.

            15.9 Transfer of License and Facility Operations. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property (or any part thereof), or if Tenant or Manager vacates the Leased Property without termination of this Lease (except as provided in Section 8.12), the following provisions shall be immediately effective:

            15.9.1 Licensure. Tenant and each Manager shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the Facility license and Government Authorizations to a replacement operator designated by Landlord ("Replacement Operator"), subject to any required approval of governmental regulatory authorities, and Tenant and each Manager shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

            15.9.2 Facility Operations. In order to facilitate a responsible and efficient transfer of the operations of the Facility, Tenant and Manager shall, if and to the extent requested by Landlord, [i] deliver to Landlord the most recent updated reports, notices, schedules and documents listed under item nos. 17, 18, 19, 20 and 21 of Exhibit E; [ii] continue and maintain the operation of the Facility in the ordinary course of business, including retention of all residents at the Facility to the fullest extent practicable and consistent with applicable laws and regulations, until transfer of the Facility operations to the Replacement Operator is completed; [iii] enter into such management agreements, operations transfer agreements and other types of agreements that may be reasonably requested by Landlord or the Replacement Operator; and [iv] provide reasonable access for Landlord and its agents to show the Facility to potential replacement operators. Tenant and Manager consent to the distribution by Landlord to potential replacement operators of Facility of financial statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility as are reasonably required. The provisions of this section do not create or establish any rights in Tenant, Manager or any third party and Landlord reserves all rights and remedies relating to termination of this Lease.

            15.9.3 Power of Attorney. Tenant and Manager hereby irrevocably and unconditionally appoint Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's and Manager's true and lawful attorney-in-fact, to act for Tenant and Manager in Tenant's and Manager's respective name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant and Manager or applied for by Tenant and Manager in connection with Tenant's and Manager's operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant and Manager irrevocably and unconditionally grant to Landlord as their respective attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant and Manager might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

This power of attorney is coupled with an interest and is irrevocable prior to Tenant's purchase of the Leased Property. Except in the case of an emergency, Landlord shall give Tenant and Manager, as applicable, three Business Days prior written notice before acting on behalf of Tenant or Manager, as applicable, pursuant to this power of attorney.

            15.10 Bed Operating Rights. Tenant and Manager acknowledge and agree that the rights to operate the beds located at the Facility as long term care beds under the law of the Facility State, to relocate such bed operating rights to another location or locations, and to transfer such bed operating rights to third parties, are property of the Landlord and are an integral part of the real and personal property that constitutes the Leased Property. Tenant and Manager have only the right to use of such rights during the term of this Lease and subject to its terms and conditions. All operating rights shall automatically revert to Landlord upon the expiration or termination of this Lease for any reason whatsoever (other than Tenant's purchase of the Leased Property) without any requirement of a transfer or the payment of additional consideration.

           ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

            16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

            16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of Section 16.4 in making any Permitted Alterations.

            16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under Section 7.2; [iii] Alterations having a total cost of less than $250,000.00 per Facility; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to Section 9.4.

            16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

                  (a) The Permitted Alterations shall be made in accordance with the Plans and Specifications, approved by Landlord, if applicable.

                  (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

                  (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

                  (d) For any Permitted Alterations having a total cost of $250,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

                  (e) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

                  (f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

                  (g) Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the respective Facility if the Permitted Alterations altered the Land or "footprint" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

                  (h) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this section. The daily fee for Landlord's consulting engineer is $750.00.

            16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

            16.6 Minimum Qualified Capital Expenditures. During each fiscal year of the Tenant, Tenant shall expend at least $250.00 per bed at the Bloomsburg and Saxonburg Facilities, $200.00 per bed at the Lebanon and Loyalsock Facilities, and $100.00 per bed at the Sagamore Hills Facility for Qualified Capital Expenditures to improve the Facilities (provided that as to any Facility with respect to which a certificate of occupancy was not issued prior to the end of the first fiscal year following Closing, the minimum qualified capital expenditures required by this section shall be waived until the fiscal year immediately following the fiscal year in which such certificate of occupancy is issued). Thereafter throughout the Term, Tenant shall expend such amount each fiscal year, increased annually in proportion to increases in the CPI. At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets, if available, and agree on modifications, if any, required by changed circumstances and the changed conditions of the Leased Property.

            16.7 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                            ARTICLE 17: [RESERVED]

              ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

            18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, grant a right of first refusal or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease except for any Permitted Liens; [iii] an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant or Manager (other than in the ordinary course of business); and [iv] a change of ownership of Tenant (provided, however, that a change in the ownership of Company shall not constitute an indirect change in the ownership of Tenant). Landlord's consent to any assignment, right of first refusal or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment, right of first refusal or sublease without the prior written consent of Landlord will be void at Landlord's option. Landlord's consent to one assignment, right of first refusal or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Notwithstanding the foregoing, [a] Tenant may enter into a Sublease with each Manager, if necessary, for each Facility provided that each Sublease complies with Section 18.2; [b] Tenant or Manager may enter into subleases for therapy services without Landlord's prior consent provided that [x] Tenant provides Landlord a copy of the executed agreement; [y] the agreement follows the form previously approved by Landlord; and [z] the terms and circumstances of the sublease are substantially similar to those approved by Landlord in other transactions with Tenant, Manager or Affiliates, and [c] Tenant or Manager may enter into vendor contracts in the ordinary course of business that permit the temporary use and occupancy of the Facility, such as beautician services contracts, pharmacy services contracts, etc. provided that Tenant provides Landlord a copy of the executed agreement and the stated term of the contract is not more than 1 year. Landlord has approved the Management Agreements.

            18.2 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant is required to obtain Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee, subtenant or manager shall comply with all applicable provisions of this Lease; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, solely at Landlord's option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Any attempt or offer by an assignee, subtenant or manager to attorn to Landlord shall not be binding or effective without the express written consent of Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Tenant is required to obtain Landlord's consent to a specific assignment, and if Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $2,500.00 (applies only to consent requests after the Closing); and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys' fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment (applies only to consent requests after the Closing). Notwithstanding the foregoing, payment of the $2,500.00 fee shall not be required if Tenant is entering into an agreement that follows substantially the same form previously approved by Landlord and the circumstances underlying the agreement are substantially similar to those existing at the time Landlord previously gave its approval.

            18.3 Agreements with Residents. Notwithstanding Section 18.1, Tenant and Manager may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; [iii] the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed six months; [iv] Tenant and Manager may not collect rent for more than one month in advance; and [v] all residents of the Leased Property are accurately shown in accounting records for the Facility. Tenant and Manager shall provide to Landlord a copy of any changes to the form of resident occupancy agreement that was submitted to Landlord prior to implementation.

            18.4 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

            18.5 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.

                       ARTICLE 19: HOLDOVER AND SURRENDER

            19.1 Holding Over. If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Leased Property (or any part hereof) after the expiration of the Term or earlier termination of this Lease (other than pursuant to Tenant's purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant five days' written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property. If Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of [i] one and one-half (1-1/2) times the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all Additional Rent accruing during the month, plus [iii] any and all other sums payable by Tenant pursuant to this Lease. During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

            19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

            19.3 Indemnity. If Tenant fails to surrender the entire Leased Property or any part thereof upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant's hold-over and any claims by any proposed new tenant founded on Tenant's failure to surrender the Leased Property. The provisions of this Article 19 shall survive the expiration or termination of this Lease.

                          ARTICLE 20: LETTER OF CREDIT

            20.1 Terms of Letter of Credit. Any Letter of Credit required to be provided pursuant to Section 15.7.2(b) or 15.7.3(b) shall permit partial and full draws and shall permit drawing upon presentation of a draft drawn on the issuer and a certificate signed by Landlord stating that an Event of Default has occurred under Section 15.7.2 or 15.7.3 of this Lease ("Cash Flow
Default") and an Event of Default has occurred under Section 8.1 ("Monetary Default"). Each Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that such Letter of Credit will not be extended for an additional one-year period.

            20.2 Replacement Letter of Credit. Tenant shall provide a replacement Letter of Credit which satisfies the requirements of Section 20.1 from an Issuer reasonably acceptable to

Landlord within 30 days after the occurrence of any of the following: [i] Landlord's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Lace Financial Service Rating (or rating of a comparable rating service) of the Issuer is less than a "C+" (or the comparable rating of such other rating service); [iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or Issuer's filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law, regulation, or statute of the United States of America or any state thereof; or [iv] Issuer is at any time determined not to be at least "adequately capitalized", as that term is defined and used in the "Prompt Corrective Action" statute 12 U.S.C. Section 1831o, and implementing regulations. Tenant's failure to comply with the requirements of this section shall be an immediate Event of Default without any notice (other than as provided for in this section), cure or grace period. Upon such Event of Default, Landlord shall be entitled to draw upon the Letter of Credit and Landlord may, solely at its option and without any obligation to do so, require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord with the Letter of Credit proceeds made available to Tenant solely to secure Tenant's reimbursement obligation for the replacement Letter of Credit.

            20.3 Draws. Upon the occurrence of both a Cash Flow Default and a Monetary Default, Landlord shall make a partial or full draw on the Letter of Credit in an amount not to exceed the amount of Tenant's monetary obligations under this Lease then past due. Landlord's application of the proceeds from such partial or full draw on the Letter of Credit to payment of all of Tenant's monetary obligations then past due shall cure the Monetary Default. If the available Letter of Credit proceeds are not sufficient to pay all of the monetary obligations, such proceeds shall be applied against the obligations but shall not cure the Monetary Default or the Cash Flow Default.

            20.4 Substitute Letter of Credit. Tenant may, from time to time, deliver to Landlord a substitute Letter of Credit meeting the requirements of this Lease and issued by an Issuer acceptable to Landlord. Upon Landlord's approval of the substitute Letter of Credit, Landlord shall release the previous Letter of Credit to Tenant.

            20.5 Return of Letter of Credit. The Letter of Credit shall be returned to Tenant as provided in Section 15.7.2(b) and 15.7.3(b).

     ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL
                                  CERTIFICATES

            21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord or any party claiming by, through or under Landlord.

            21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a non-disturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the non-disturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

            21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of Rent against Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

            21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying to Tenant's knowledge, the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 20 days after the request of Landlord, then Tenant shall be deemed to have certified that to Tenant's knowledge [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within 20 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable. At the request of Tenant, Landlord shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Tenant certifying, to Landlord's knowledge, the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been received by Landlord; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Landlord has no defenses, set-offs, deductions, credits, or counterclaims against Tenant, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Tenant. If Landlord fails to deliver the estoppel certificate to Tenant within 20 days after the request of the Tenant, then Landlord shall be deemed to have certified that to Landlord's knowledge, [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Landlord; [b] Landlord has not received any prepaid Rent or other charges except for the current month; [c] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [d] Landlord has no defenses, set-offs, deductions, credits, or counterclaims against Tenant. Landlord hereby irrevocably appoints Tenant as Landlord's attorney-in-fact to execute, acknowledge, and deliver on Landlord's behalf any estoppel certificate to which Landlord does not object within 20 days after Tenant sends the certificate to Landlord. This power of attorney is coupled with an interest and is irrevocable.

                  ARTICLE 22: REPRESENTATIONS AND WARRANTIES

            Tenant and Manager hereby make the following representations and warranties, as of the Effective Date, to Landlord and acknowledge that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's and Manager's representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until the BCC Obligations have been performed in full.

            22.1 Organization and Good Standing. Tenant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Manager is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Tenant and each Manager are qualified to do business in and are in good standing under the laws of the Facility State.

            22.2 Power and Authority. Tenant and Manager have the power and authority to execute, deliver and perform this Lease. Tenant and Manager have taken all requisite action necessary to authorize the execution, delivery and performance of their respective obligations under this Lease.

            22.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant and Manager, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by creditor's rights laws, equitable principles, and the effect of judicial discretion.

            22.4 Government Authorizations. To Tenant's and Manager's knowledge, the Facility is in compliance with all Legal Requirements. All Government Authorizations are in full force and effect. To the best of Tenant's and Manager's knowledge, except as otherwise noted in Exhibit G, Tenant or the respective Manager holds all Government Authorizations necessary for the operation of the Facility in accordance with the Facility Uses. Upon the Closing, Manager will be authorized to operate the Facility in accordance with the Facility Uses. No prior notice to or approval from any licensure authority is required in connection with the Lease or the change of the entity holding the leasehold interest in the Leased Property to Landlord.

            22.5 Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of the Facility Tenant and Guarantor as applicable, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods (except with respect to any impact of costs of services previously performed at the Company level, which costs are incorporated in the Aggregate Cash Flow Benchmarks on Exhibit K). The Financial Statements and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Tenant and Manager are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, against Tenant, Manager or Company.

            22.6 Condition of Facility. To the best of Tenant's and Manager's knowledge, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in good working order, condition and repair, are of sufficient size and capacity to service the Facility for the Facility Uses and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, are structurally sound and free from leaks and other defects.

            22.7 Compliance with Laws. To the best of Tenant's and Manager's knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including, without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

            22.8 No Litigation. As of the Effective Date and except as disclosed on Exhibit H, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant, Manager, Company or the Facility in excess of $25,000.00 and not covered by insurance; [ii] no HIPDB adverse action reports have been issued to Tenant, Manager, Company or the Facility; [iii] no one has received notice of any threatened actions, suits, proceedings or investigations in excess of $25,000.00 and not covered by insurance against Tenant, Manager, Company or the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant, Manager or Company, would materially and adversely affect the Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant or Guarantor; [iv] there are no unsatisfied or outstanding judgments against Tenant, Guarantor or the Facility; [v] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant, Guarantor, or the Facility; and [vi] to the best of Tenant's knowledge, there are no facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

            22.9 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant or Manager to operate the Facility for the Facility Uses except for the post-acquisition filing for licensure of the Facility.

            22.10 No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant's or Manager's Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant or Manager is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant, Manager or the Facility.

            22.11 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant or Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility, and Tenant's working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

            22.12 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant or Manager is an "employer" or a "substantial employer" (as defined in Section 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant or Manager maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant and Manager have not been deemed to be a substantial employer.

            22.13 Chief Executive Office. Tenant and Manager each maintain its respective chief executive office and its books and records at Tenant's address set forth in the introductory paragraph of this Lease.

            22.14 Other Name or Entities. Except as disclosed on Exhibit N, none of Tenant's or Manager's business is conducted through any subsidiary, unincorporated association or other entity and neither Tenant nor Manager have, within the six years preceding the date of this Lease [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business.

            22.15 Parties in Possession. Except as disclosed on Exhibit B and except for each Manager and the residents of the Facility, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

            22.16 Access. Except as disclosed in writing to Landlord, access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant and Manager, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

            22.17 Utilities. Except as disclosed in writing to Landlord, there are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. Except as disclosed in writing to Landlord, the Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant or Manager, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

            22.18 Condemnation and Assessments. As of the Effective Date, neither Tenant nor Manager has received notice of, and there are no pending or, to the best of Tenant's and Manager's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

            22.19 Zoning. As of the Effective Date, [i] except as disclosed in writing to Landlord, the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit G hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all applicable zoning laws, including, but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

            22.20 Pro Forma Statement. Tenant has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Tenant's reasonable expectation of the most likely results of Facility operations for the next five-year period.

            22.21 Environmental Matters. During the period of Tenant's or Manager's ownership or possession of the Leased Property and, to the best of Tenant's and Manager's knowledge after diligent inquiry, for the period prior to Tenant's and Manager's ownership or possession of the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws; [vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to the best of Tenant's and Manager's knowledge, the environmental assessment of the Facility (and all follow-up reports, supplements and amendments) that was delivered to Landlord by Tenant in connection with the closing of this Lease is true, complete and accurate. "Disposal" and "release" shall have the meanings set forth in CERCLA.

            22.22 Leases and Contracts. As of the Effective Date, except as disclosed on Exhibit I and to the best of Tenant's and Manager's knowledge, there are no leases or contracts (including, but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant or Guarantor is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

            22.23 No Default. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

            22.24 Tax Status. If Tenant or Manager is a partnership or limited liability company that has two or more members, it is taxable as a partnership under the Internal Revenue Code and all applicable state tax laws.

                            ARTICLE 23: [RESERVED]

                          ARTICLE 24: SECURITY INTEREST

            24.1 Collateral. Tenant and each Manager hereby grant to each Landlord and HCRI (collectively called "Secured Parties") a security interest in the following described property, whether now owned or hereafter acquired by Tenant or any Manager (the "Collateral"), to secure the payment and performance of the BCC Obligations:

                  (a) All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as "equipment," "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code as adopted in Tenant's and Manager's respective Organization State) and any leasehold interest of Tenant or any Manager in any of the foregoing, now or hereafter located in or on or used or usable in connection with the Land, Improvements, or Fixtures and replacements, additions, and accessions thereto, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture.

                  (b) All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as

"accounts," "contract rights," "general intangibles," "instruments," "documents," and "chattel paper," are defined for purposes of Article 9] now or hereafter arising in connection with the business located in or on or used or usable in connection with the Land, Improvements, or Fixtures, and replacements, additions, and accessions thereto.

                  (c) All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles regarding the use, occupancy or operation of the Improvements, or any part thereof, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

                  (d) Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of the Improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

                  (e) All subleases, occupancy agreements, license agreements and concession agreements, written or unwritten, of any nature, covering all of the Leased Property or any part thereof, now or hereafter entered into, and all right, title and interest of Tenant thereunder, including, without limitation, Tenant's right, if any, to cash or securities deposited thereunder whether or not the same was deposited to secure performance by the subtenant, occupants, licensees and concessionaires of their obligations thereunder, including the right to receive and collect the rents, revenues, and other charges thereunder.

                  (f) All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property or otherwise used or usable in connection with the Land and Improvements.

                  (g) The products and proceeds of the preceding listed property, including, without limitation, cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

            24.2 Additional Documents. At the request of Secured Parties, Tenant and each Manager shall execute additional security agreements, financing statements, and such other documents as may be requested by Secured Parties to maintain and perfect such security interest.

            24.3 Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Secured Parties, Tenant and each Manager agree that the giving of five days' notice by Secured Parties, sent by overnight delivery, postage prepaid, to Tenant's or Manager's notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant and each Manager waive any other notice with respect thereto. Tenant and each Manager authorize Secured Parties to file financing statements describing the Collateral to perfect and maintain the security interest granted hereunder without the signature or any further authorization of Tenant or any Manager.

            24.4 Recharacterization. Landlord and Tenant intend this Lease to be a true lease. However, if despite the parties' intent, it is determined or adjudged by a court for any reason that this Lease is not a true lease or if this Lease is recharacterized as a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord's title to the Leased Property shall constitute a perfected first priority lien in Landlord's favor on the Leased Property to secure the payment and performance of all the BCC Obligations.

                            ARTICLE 25: MISCELLANEOUS

            25.1 Notices. Landlord, Tenant, and Manager hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. Notices to any Manager should be sent c/o Tenant at Tenant's address set forth in the introductory paragraph. As a courtesy, Landlord shall send a copy of any notice sent to Tenant to IPC at 28 Rue Jean Baptise Frescz, L-1542, Luxembourg, Attention: J.B. Unsworth, but failure to send such a copy to IPC shall not be a default of Landlord's obligations under this Lease nor shall such failure render any notice to Tenant or Manager invalid or ineffective. All notices shall be deemed to be given upon the earlier of actual receipt or three days after mailing, or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord, Tenant, Manager or IPC may change its notice address at any time by giving the other parties notice of such change.

            25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, or Tenant has not exercised its Option to Purchase, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

            25.3 Entire Agreement. This Lease and the Commitment contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease. No oral agreements or understandings between Landlord and Tenant, Company, and Guarantor or any Manager shall survive execution of this Lease.

            25.4 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

            25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

            25.6 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a Facility State, or under applicable procedural conflicts of laws rules, require the application of laws of such other state, in which case the laws or conflicts of laws rules, as the case may be, of such state shall govern to the extent required. The chief executive office of Landlord is located in the State of Ohio. The Lease Advances will be made from Landlord's Ohio office and Rent payments under this Lease will be received in Landlord's Ohio office. Tenant acknowledges that the foregoing constitutes a sufficient nexus with the State of Ohio such that the choice of law set forth in this section shall be enforceable in all state and federal courts, including any court located in the Facility State, and Tenant waives any claim or defense that such choice of law is not enforceable.

            25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant shall, however, record a memorandum of lease approved by Landlord upon Landlord's request.

            25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant or Manager is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

            25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord, Tenant and Manager.

            25.10 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

            25.11 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Landlord's consent is required in connection with any change in ownership, merger or consolidation of Tenant or Guarantor, any assumption of the Lease, or any modification of the Lease and Tenant requests such consent, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $2,000.00 and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

            25.12 Landlord's Modification. Tenant acknowledges that Landlord may, subject to Article 21, mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable.

            25.13 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

            25.14 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

            25.15 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

            25.16 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

            25.17 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

            25.18 Lease Guaranty. The payment of Rent and the performance of Tenant's obligations arising under this Lease are guaranteed by Guarantor pursuant to a Lease Guaranty of even date and secured by a stock pledge made by Guarantor in favor of Landlord pursuant to a Stock Pledge Agreement of even date.

            25.19 Custody of Escrow Funds. Except as otherwise specifically provided in this Lease, any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

            25.20 Landlord's Status as a REIT. Tenant acknowledges that Landlord (or a Landlord Affiliate) has now and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

            25.21 Exhibits. All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

            25.22 WAIVER OF JURY TRIAL. LANDLORD, TENANT, AND MANAGER WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY ONE OF THEM AGAINST ONE OR MORE OF THE OTHERS ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT AND MANAGER WILL NOT INTERPOSE, AND WAIVE THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

            25.23 CONSENT TO JURISDICTION. TENANT AND MANAGER HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT AND MANAGER IN CONNECTION WITH THIS LEASE. TENANT AND MANAGER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT TENANT AND MANAGER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.

TENANT AND MANAGER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            TENANT AND MANAGER AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.

            TENANT AND MANAGER HEREBY CONSENT TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT, MANAGER OR THE PROPERTY OF TENANT OR MANAGER IN THE COURTS OF ANY OTHER JURISDICTION.

            25.24 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord's internal bookkeeping and routine lease servicing costs are not payable by Tenant.

            25.25 Survival. The following provisions shall survive termination of the Lease: Article 9 (Damage and Destruction); Article 10 (Condemnation);
Section 15.9 (Transfer of License and Facility Operations); Section 15.10 (Bed Operating Rights); Section 18.2 (Assignment or Sublease); Article 19 (Holdover and Surrender); Article 24 (Security Interest); and Section 25.25 (Survival).

            25.26 Time. Time is of the essence in the performance of this Lease.

            25.27 Manager. Each Manager has joined in the execution of this Lease to acknowledge that Manager is subject to and bound by the terms of the Lease applicable to Manager, including, without limitation, the grant of a security interest under Article 24.

            25.28 Company. Company has joined in the execution of this Lease to acknowledge that Company is subject to and bound by the terms of the Lease applicable to Company.

            25.29 Access to Records. To the extent required by law, Landlord shall (and, if Landlord carries out any of the duties under this Lease, whether on Landlord's, Tenant's, or Manager's behalf, through a subcontract with a related organization and such subcontract has a value or cost of Ten Thousand Dollars ($10,000) or more during any twelve (12) month period, such subcontract shall contain a clause to the effect that the subcontractor shall, until the expiration of four (4) years after the furnishing of services pursuant to this Lease, make available, upon request by the Secretary of Health and Human Services or upon the request by the U.S. Comptroller General, or any duly authorized representative of either of them, the books, documents and records of Landlord (or such subcontractor) that are necessary to verify the nature and extent of such costs in connection with said services.

            25.30 Granting of Easements and Rights-of-Way. From time to time at the request of Tenant or Manager (but at no cost to Landlord), Landlord shall execute and deliver, in recordable form, such easements, rights-of-way and similar agreements as may be necessary or desirable for the provision of utility and other services to the Facility.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.


Signed and acknowledged in the presence   PENNSYLVANIA BCC PROPERTIES, INC.
of:
                                          By:/s/Erin C. Ibele
Signature/s/Rita J. Rogge
Print Name Rita J. Rogge                     Title: Vice President and
                                                    Corporate Secretary
Signature/s/Kathleen A. Sullivan
Print Name Kathleen A. Sullivan


                                          HCN BCC HOLDINGS, INC.

Signature/s/Rita J. Rogge                 By:/s/Erin C. Ibele
Print Name Rita J. Rogge
                                             Title: Vice President and
Signature/s/Kathleen A. Sullivan                    Corporate Secretary
Print Name Kathleen A. Sullivan



                                          HEALTH CARE REIT, INC.

Signature/s/Rita J. Rogge                 By:/s/Erin C. Ibele
Print Name Rita J. Rogge
                                             Title: Vice President and
Signature/s/Kathleen A. Sullivan                   Corporate Secretary
Print Name Kathleen A. Sullivan
                                          (signing for purposes of accepting
                                          Section 1.5 appointment of agency only
                                          and agreeing to Secured Party
                                          obligations)

                                          BALANCED CARE TENANT (HCN), INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:

                                          FINANCIAL CARE INVESTORS OF LEBANON,
                                          LLC

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1824382


                                          FINANCIAL CARE INVESTORS OF
                                          LOYALSOCK, LLC

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1824381


                                          FINANCIAL CARE INVESTORS OF SAGAMORE
                                          HILLS, LLC

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1824378

                                          BALANCED CARE AT SAXONBURG, INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  23-2927779


                                          BALANCED CARE AT BLOOMSBURG II, INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  23-2933845


                                          BALANCED CARE AT LEBANON, INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1808403



                                          BALANCED CARE AT LOYALSOCK, INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1808434

                                          BALANCED CARE AT SAGAMORE HILLS, INC.

Signature/s/Theresa M. Haddad             By:/s/Robin L. Barber
Print Name Theresa M. Haddad                   Robin L. Barber
                                               Vice President and
Signature/s/Barbara Davis                      Secretary
Print Name Barbara Davis
                                          Tax I.D. No.:  25-1808426

                         EXHIBIT M: COVENANT EXCEPTIONS


Exceptions to Section 14.5:

1. Financial Care Investors of Lebanon, LLC and Balanced Care at Lebanon, Inc. may merge.

2. Financial Care Investors of Loyalsock, LLC and Balanced Care at Loyalsock, Inc. may merge.

3. Financial Care Investors of Sagamore Hills, LLC and Balanced Care at Sagamore Hills, Inc. may merge.

4. Notwithstanding Section 14.5 of the Lease or anything else to the contrary contained in the Lease or any of the other Lease Documents, Landlord hereby acknowledges and agrees that [i] Company may be merged, consolidated or otherwise combined with, or [ii] Company's assets may be sold, assigned, leased or otherwise transferred to, or [iii] Company's Voting Stock (as defined below) may be sold, assigned or otherwise transferred to, any of the Reichmann Entities (as defined below), whether in one transaction or a series of transactions, and whether now owned or hereafter acquired.

      As used herein, the term "Reichmann Entities" shall mean any of the following, acting separately or in concert:

            (a) Paul Reichmann or any member of his family or any entity controlled by him or any of them.

            (b) any trust for the benefit of Paul Reichmann or any one or more members of his family or any entity controlled by such a trust, including without limitation RH Investments Limited, a Cayman Islands corporation ("RH"), VXM Investments Limited, a Cayman Islands corporation ("VXM"), LXB Investments Limited, a Cayman Islands corporation ("LXB"), IPC Advisors S.a.r.l., a Luxembourg corporation ("IPC"), and/or any Affiliate of VXM, RH, LXB or IPC.

      As used herein, the term "Voting Stock" shall collectively mean [i] any and all classes of capital stock of a corporation to which any voting rights are ascribed to the holders thereof, at law or by contract, together with [ii] any contracts for the purchase of such stock already issued by that corporation,

[iii] subscriptions for the purchase of such stock to be issued by that corporation, [iv] options to purchase such stock, [v] warrants for such stock, [vi] securities convertible into such stock, [vii] voting trusts, proxies, or other agreements or understandings with respect to the voting of such stock, or [viii] purchase rights, exchange rights, or other contracts or commitments that could require that corporation to sell, transfer, or otherwise dispose of any such stock or that could require that corporation to issue, sell, or otherwise cause to become outstanding any of such stock.

Exceptions to Section 14.9:

1. Company shall be permitted to pay dividends to shareholders and regularly scheduled salary and bonus payments (but no extraordinary salary, bonuses, or other compensation).